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Draft, subject to final review

                                                                   EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated July 20, 1998, in the Registration Statement on Form S-1 related Prospectus of MIPS Technologies, Inc., as filed with the Securities and Exchange Commission on February 26, 1998, for the registration of 6,900,000 shares of its common stock.


                                                             ERNST & YOUNG LLP

San Jose, California
February 25, 1999